UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) August 29, 2006

OAKMONT ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Michigan	000-51423	42-1628978
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

33 Bloomfield Hills Pkwy., Ste. 240

Bloomfield Hills, MI 48304

(Address of Principal Executive Offices) (Zip Code)

(248) 220-2001

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers.

On August 31, 2006, Oakmont Acquisition Corp. announced the resignation of Lee M. Canaan from its Board of Directors. Ms. Canaan stepped down to allow for the appointment later that day of Andrew M. Rooke as a member of the Board of Directors to replace Ms. Canaan. A copy of the Press Release announcing Mr. Rooke’s appointment and Ms. Canaan’s resignation is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01 Other Events

On August 29, 2006, Oakmont Acquisition Corp. (the “Company”) entered into an amendment (“Amendment”) to the Investment Management Trust Agreement, dated as of July 18, 2005, between the Company and Continental Stock Transfer & Trust Company. The Amendment was entered into to allow the Company to invest the proceeds raised in its initial public offering currently held in its trust account for the benefit of the Company’s public stockholders in any open ended investment company registered under the Investment Company Act of 1940 (“Investment Company Act”) that holds itself out as a money market fund meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 promulgated under the Investment Company Act, in addition to “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits. The following exhibits are being furnished herewith:

99.1	Oakmont Acquisition Corp. Press Release dated August 31, 2006.

99.2	Amendment dated August 29, 2006, between the Company and Continental Stock Transfer & Trust Company.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

OAKMONT ACQUISITION CORP.

By:	/s/ Michael C. Azar
Name:	Michael C. Azar
Title:	President

Date: August 31, 2006